Form C

Cover Page

Name of issuer:

Sam Lee Laundry LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CA

Date of organization: 1/2/2015

Physical address of issuer:

224 28th street
San Francisco CA 94131

Website of issuer:

http://www.thespeakeasysf.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$550,000.00

Deadline to reach the target offering amount:

4/18/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

8

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$559,684.00	$0.00
Cash & Cash Equivalents:	$392,970.00	$0.00
Accounts Receivable:	$1,401.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($57,247.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Sam Lee Laundry LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Geoffrey N. Libby	Managing Member	2015
Geoffrey N. Libby	Operations Manager	2015
Nicholas A. Olivero	Managing Member	2015
Nicholas A. Olivero	Creative Director	2015
David L. Gluck	Managing Member	2015
David L. Gluck	General Manager	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Silverwolf Group LLC (David Gluck)	1 Series A Unit	33.33
Geoffrey N. Libby	1 Series A Unit	33.33
Nick A. Olivero	1 Series A Unit	33.33

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Theatrical production is a high-risk industry and ticket sales are very difficult to predict.

The majority of Broadway and off-Broadway commercial theatre productions fail to recoup their production costs. Of the ones that do, many do not realize significant profits. Commercial theatre projects outside of New York are comparably risky. There is no assurance that the Play will be an economic success, even if the Play receives critical acclaim. The success of any previous production of the Play in no way predicts that any subsequent production of the Play will experience similar success. Many factors beyond artistic merit contribute to the success or failure of a theatrical enterprise, including venue location and size, ticket prices, media response, external market factors and marketing activities. The availability of a certain number of tickets for the Play does not mean that the majority of those tickets will be sold. In order to maintain interest in the Play, tickets may be sold below prevailing market prices, which may reduce the profitability of the Company.

Classification of performers as independent contractors may be disallowed by the California Employment Development Department (the "EDD").

In the San Francisco Bay Area, some theatre companies operate under the auspices of one or more contracts with Actors Equity Association, the labor union representing professional actors. Many theatre companies do not operate under such union contracts. It is common practice in this region for non-union theatre companies to classify performers as independent contractors rather than payroll employees. We intend to follow this common industry practice by paying non-unionized performers on an independent contractor basis. We are aware that in recent years, several theatres in the Bay Area have been subject to audit by the California Employment Development Department (EDD), and that some such audits have resulted in letters of determination, fines and penalties related to this practice. In the event that we receive an audit by EDD, we may be required to reclassify non-unionized performers as employees, and this change (as well as possible fines or penalties) could result in a substantial increase in operating costs that could reduce the profitability of the Company.

Our debtholders do not elect the Managing Members and will not have the ability to influence management decisions.

Unlike the holders of common stock in a corporation, our debtholders will have no voting rights on matters affecting our business, and therefore investors will not have the ability to influence decisions regarding our business. Furthermore, if our debtholders are dissatisfied with the performance of our Managing Members, they will have no ability to remove or replace our Managing Members.

Managing Members may decide to close the Play at any time.

The Managing Members have the sole and unconditional right to close the Play and cease operation of Sam Lee Laundry, at any time and for any reason, either before or after the commencement of performances. A decision to close the Play prior to full repayment of loan that is the subject of this investment could result in reduced returns for investors, or investors losing some or all of their investment.

Our investment in venue development will not be recoverable.

A portion of the proceeds raised from this offering may be expended on leasehold improvements and capital equipment that shall immediately become the property of Boxcar Theatre, our producing partner and the leaseholder of the Theater. In the event that we cease operations prior to the full repayment of the loan that is the subject of this investment, debtholders shall not be entitled to liquidate such assets for the purpose of recovering their investments in our company, or for any other purpose.

There is unlikely to be any secondary market for these securities, nor the possibility of capital appreciation.

No market presently exists for resale of these debt securities and it is unlikely that one will develop. Holders of these debt securities may not assign them to another party without the consent of the Managing Members. This offering does not provide a mechanism for revaluation of Sam Lee Laundry, nor for capital appreciation of these debt securities. It is unlikely that the sale, assignment, acquisition or other disposition of these debt securities will result in appreciation of any debtholder's investment. We do not intend to have these debt securities quoted on any OTC Markets platform or listed on any exchange, now or at any point in the future.

These debt securities are unsecured and will be junior to all currently existing borrowing.

Sam Lee Laundry is not pledging any assets as security for the loan that is the subject of this investment, nor is any person or entity providing a guarantee. In addition, Sam Lee Laundry is a co-borrower with Boxcar Theatre on a non-revolving commercial line of credit with California Bank of Commerce (CBC) in the amount of $1,000,000. This CBC loan is secured by the assets of both companies and is personally guaranteed by the managing members. Furthermore, the Company has borrowed $100,000 from one of the managing members, and may in the future borrow additional funds from managing members, or investor members (collectively, "Personal Loans"). In the event of bankruptcy or business failure, the CBC loan shall be senior to all other indebtedness; Personal Loans shall have second priority; and the debt securities that are the subject of this investment shall be third priority. If company assets are insufficient to resolve the CBC loan and all Personal Loans, investors in the debt securities that are the subject of this investment may receive no portion of the proceeds from the liquidation of company assets. In the event that the Company defaults on these debt securities, the debtholders may have no recourse beyond the assets of the Company.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds: Funds from this investment will be used to continue the creative development of the Play.

If we raise: **$550,000**

Use of Proceeds: Funds from this investment will be used to continue the creative development of the Play, and to provide for reserves and working capital.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is is the amount invested by the investor. The company will use 2% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor annually, starting April 1, 2017. The company may prepay principal and interest at any time. The company will continue payments until investors have received 2x their principle investment (the repayment amount).

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes are subordinated with respect to payment to the rights of senior indebtedness holders (as defined in each note). This means that the notes will not be repaid by the company unless and until all senior indebtedness holders have been repaid in full.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the notes cannot be amended.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock			Choose	No
Debt Securities			Choose	No
Other				
Series A Limited Liability Company Interests	1500000	1020000	No	No
Series B Limited Liability Company Interests	1000000	447851	No	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated Repayment Amount.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The Company has executed loan documents to be co-borrower, with Boxcar Theatre Inc., on a non-revolving line of credit in the amount of $1,000,000 issued by California Bank of Commerce. The loan terms include: loan origination date of March 1, 2016 and term of 18 months; full amortization over 18 months; interest rate of 6%; interest-only payments for first three months; fixed monthly payment of $10,000 for remainder of loan term; monthly cash collateral deposit of $60,000 for final 15 months of loan term. The Managing Members of the Company, David Gluck, Nick A. Olivero, Geoffrey N. Libby, have all signed as guarantors, as has Speakeasy Rights LLC, an entity under common control of the managing Members. This liability is carried on the Boxcar Theatre Statement of Financial Condition only and does not appear in the financial statements of the Company. As of 10/1/16, the outstanding balance of the loan was $1,000,000. A copy of the agreement with California Bank of Commerce is included in Appendix E: Material Agreements.

The Company has borrowed $100,000 from one of the Managing Members. The date of this loan is July 28, 2016; interest rate is 7.5%; there is no fixed repayment schedule and unpaid interest is not incorporated into principal. This loan is unsecured.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
5/2015	Regulation D, Rule 505	Priced Round	$1,020,000	General operations
3/2016	Section 4(a)(2)	Loan	$1,000,000	General operations
7/2016	Section 4(a)(2)	Loan	$100,000	General operations
8/2016	Regulation Crowdfunding	Priced Round	$460,351	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

The Company has borrowed $100,000 from one of the Managing Members (David Gluck). The date of this loan is July 28, 2016; interest rate is 7.5%; there is no fixed repayment schedule and unpaid interest is not incorporated into principal. This loan is unsecured.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- [x] Yes
- [ ] No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

The Company was organized in January 2015, and from that date until the end of August 2016, our primary activities were:

(1) Raising funds for the production of the Play; (2) Casting the performers for the Play; (3) Publicizing and promoting the Play; (4) Working with Boxcar Theatre, our producing partner, on design and construction of the venue for the Play; and (5) Preparing for the principal operations of the Company by engaging staff and acquiring equipment and supplies.

Principal operations began in September 2016 and consisted of: (1) continuing the creative development of the Play and the venue; (2) performing and publicizing the Play; (3) casting replacement actors to take over roles when current acting contracts expire; and (4) continuing to raise capital for the Company.

Operating Results

The year ended December 31, 2015 was our initial year of operation, and no year-on-year comparisons are available. During the period, we received no revenue and incurred expenses of $57,247. The top three expense categories were producer fees ($22,500), hospitality ($6,886), and supplies and equipment ($5,990). There were no unusual or infrequent events or transactions that had material effect on our operating results during 2015.

During 2015, we made an advance payment of $150,000 to Boxcar to support design and construction of the venue for the Play, in accordance with the "Theatrical Production Agreement" that governs the partnership between the two companies. In addition, we made a deposit against licensing fees to Speakeasy Rights, in the amount of $14,000, as specified in the "License Agreement". Both of these payments are reflected in our financial statements as prepaid expense.

Previous Fundraising

The Company has previously raised funds through a variety of equity offerings and loans, as follows:

1. On May 1, 2015, the Company opened "Series A," a private placement offering in accordance with SEC Regulation D Section 505. The Series A unit price was $30,000, and each Series A unit entitles its owner to receive one percent (1%) of net profits, among other benefits. Thirty-nine (39) investors participated in Series A, and the total capital raised was $1,020,000, equal to 34% of total equity in the Company. Series A closed on May 15, 2016.

2. On May 16, 2016, the Company opened "Series B," an equity crowdfunding campaign on the WeFunder platform, offered in accordance with SEC Regulation CF. The Series B unit price was $5,000, and each Series B unit entitles its owner to receive one-tenth of one percent (0.1%) of net profits, among other benefits. Eighty-nine (89) investors participated in Series B, and the total capital raised was $460,351, equal to 9.74% of total equity in the Company. The fee paid to WeFunder was three percent (3%) of capital raised. Series B closed on August 17, 2016.

3. On July 28, 2016, one of the Managing Members personally provided the Company with a loan for $100,000, unsecured, at an interest rate of 7.5% and an indefinite loan term. Repayment of this loan will be made at the discretion of the Managing Members, but shall precede any distribution of profit to Investor Members or Managing Members.

4. On October 1, 2016, certain employment agreements resulted in the vesting of employee equity awards in lieu of other compensation. The total monetary value of these awards-in-lieu was $19,700 equal to 0.4833% of equity.

5. On October 1, 2016, the Company opened "Series C," a private placement offering in accordance with SEC Regulation D Section 506(c). The Series C unit price is $50,000, and each Series A unit entitles its owner to receive one percent (1%) of net profits, among other benefits. This is offering is limited to raising no more than $300,000 and issuing no more than six (6) units. As of October 14, 2016, no Series C units had been sold and no Series C capital contributions had been accepted.

Boxcar Theatre has secured an additional $465,000 for development of the Theater, including a generous tenant improvement allowance, a grant from the City and County of San Francisco, equipment financing arrangements, and other borrowings. Boxcar has also applied a portion of its retained earnings to the project budget.

Liquidity and Capital Resources

Our primary sources of ongoing liquidity are our current cash balance, additional capital contributions that we may raise under the current Series C equity offering, the proceeds of the current WeFunder debt offering, and cash flow arising from advance ticket sales and sales of food and beverage items during performances. There is no guarantee that we will receive any additional capital contributions from the Series C Units or from the current WeFunder debt offering. As of October 14, 2016, the Company's cash balances were $110,050.

Plan of Operations

Our plan of operations is to continue to produce, promote, operate and improve the Play for as long as it remains profitable to do so.

Off-Balance Sheet Arrangements

As of December 31, 2015, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Accrued Expenses
The Company periodically accrues funds for future expenses, including marketing expenses, casting expenses, creative development expenses, production expenses, and "strike" (production wind-down) expenses. The effect of these accruals may be to reduce net profits at the same time that cash reserves are increasing. As of December 31, 2015, the Company had accrued no such expenses

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.thespeakeasysf.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Revenue Loan Agreement

Appendix C: Financial Statements & Tax Returns

- Financials 1

Appendix D: Director & Officer Work History

- David L. Gluck
- Geoffrey N. Libby
- Nicholas A. Olivero

INVEST IN THE SPEAKEASY

Sold-out San Francisco show featuring 35+ actors in a 1,200 page script

"We've created a totally unique immersive theatre experience that's part nightclub, part stage show, and part time-machine inside our authentically recreated Prohibition-era saloon. Grab a drink and follow the actors as they move through the many rooms of The Speakeasy, playing out 35 interlocking storylines. It's a real-life "choose your own adventure" novel with surprises around every corner. Our 2014 show was profitable in just 10 weeks—now we're scaling up.



David Gluck
PRODUCER & GENERAL MANAGER, THE SPEAKEASY


FOLLOW US FOR UPDATES
SHARE
TWEET
$0
raised of $200K-$550K goal
$100 min
INVEST
Wefunder Portal LLC

Revenue Share

2% of revenues | 2X investment amount

The Speakeasy will pay investors 2% of gross revenues until 100% of your principal is returned plus 100% on top.

INVESTOR PERKS

$500+	Free round of our killer cocktails for up to 4 guest the next time you visit
$1,000+	2-for-1 coupon for tickets to "The Speakeasy"
$2,000+	1-year complimentary Club 1923 membership
	Discount coupon for $20 applicable to any merchandise purchase
$5,000+	Additional 1-year complimentary Club 1923 membership
	Additional discount coupon for $30 applicable to any merchandise purchase
	Exclusive presale ticket access for all satellite events, including our killer New Year's Eve Party
$15,000+	House Tickets available for purchase to sold-out performances, subject to availability; complimentary tickets to any performance released on 48 hrs notice, subject to availability; discounts at The Speakeasy bar: first round on the house (up to four guests), drink the rest of the night for half price (subject to service charge based on menu prices)
$30,000+	Lifetime membership to Club 1923 with complimentary reserved cabaret seating and gaming chips every time you visit for (up to four guests)
	Free use of the Speakeasy venue for one of your private events, i.e., client appreciation party, engagement party, etc. (Labor and beverage service charged at cost.)

OUR AMBITION

Our 2016 show sold out 5 straight weeks before doors even opened. Already, we've sold $370,000 in tickets after just two months. We've been called "The Next Big Thing" in San Francisco and we want to take that experience global. We envision custom-built versions of The Speakeasy in cities all over the globe, with each production growing bigger and more exciting. We want to blow peoples' minds—give them an experience that defies the laws of physics, finance, and common sense.

KEY FACTS

- Sold $370,000 worth of tickets in just 7 weeks
- Sold out 5 weeks worth of tickets ($225,000) before first performance
- First production in 2014: Profitable after just 14 weeks. 75 performances sold out.
- First production in 2014: 56% investor return
- New location is 9,000 sq/ft location (3x size of original Speakeasy).
- Live show with 35+ actors and 1,200+ pages of script.

DOCUMENTS

- Appendix_E1._Theater_Agmt__1_.pdf
- Appendix_E2._License.pdf
- Appendix_E3._Theater_Lease.pdf
- Appendix_E4._Debt_Agmt.pdf
- Appendix_E5._Related_Entities.pdf
- Exh_A._Operating_Agmt.pdf
- Exh_B._Theater_Agmt.pdf
- Exh_C._License.pdf

thespeakeasysf.com

WHY I LIKE THE SPEAKEASY

"VCs famously have their list of unicorns, which supposedly represent great investments. Boxcar Theatre is actually one of the few true unicorns because it represents a unique opportunity to create tremendous cultural value AND deliver great profit. I defy you to find another investment which is capable of creating soul-satisfying theater, impressive margins, and fantastic cocktails. This team has caught lightning in a bottle and I'm privileged to come along for the ride.



Mike Sela

INVESTOR, FORMER ENGINEERING DIRECTOR AT SURVEY MONKEY, CTO AT ATIPICA

THE BUZZ ABOUT THE SPEAKEASY

There's nothing like The Speakeasy in San Francisco or anywhere else today! The atmosphere the show manages to create is incredible; you really do feel transported back to the 20s. I've been very impressed with the crew Nick and David have put together, and what they've already pulled off together. I've very much enjoyed the previews I've been getting, and the business-side of the communication has been great as well. I'm very excited to be a part of this production!

Robert-Jan Huijsman

Investor in both productions of "The Speakeasy" and Software Engineer at Google

The Speakeasy is everything I love about San Francisco.

Jennifer Metz

The Bold-Italic

San Francisco Chronicle

Secret speakeasy offers a window into San Francisco's past

October 17, 2016

Drinks clink and strangers' faces flicker in candlelight as a performer in a sailor costume plays a sullen song on the piano. For Eugene Ashton-Gonzalez, 30, a seventh-generation San Franciscan with dark eyes and an old soul, the signal tower,

KQED Arts

Election Season Getting You Down? Get Into Art

August 31, 2016

OK. So you've had your fill of Clinton and Trump and it's not even September yet. What to do? KQED's crack team of arts aficionados are here to provide some much needed respite from election season madness with great suggestions of happenings

abc NEWS

Honey Creme tops weekend events in San Francisco

May 20, 2016

Weekly entertainment roundup. "The Speakeasy" is profiled at time mark 1:11.

broadway WORLD.COM San Fran

The Speakeasy Becomes First Theatre Project in U.S. to Offer Equity Crowdfunding

May 17, 2016

For The Speakeasy, the Crowdfunding Regulation campaign is the last piece of a fundraising effort that has generated a total of $2.4 million toward the $3 million project budget.

Immersive Theater Piece The Speakeasy Returns This Summer In Permanent North Beach Home

May 11, 2016

The plan is to keep the play running for the long term and banking that it will be a hit like it was in the Tenderloin two years ago...

SAN FRANCISCO EATER

Interactive Theater-Bar The Speakeasy to Permanently Return in North Beach Space

May 10, 2016

A lot of San Francisco bars might have a prohibition-era vibe, but none can claim to be quite as elaborate as the The Speakeasy, Boxcar Theatre's immersive theatrical experience.

PACIFIC BUSINESS NEWS

How this 'Speakeasy' developed a new funding model for the arts

June 22, 2015

Now, the theater production is gearing up to recreate the experience long-term in North Beach. By doing so, it's flipping the typical arts-funding model on its head as theater and other arts organizations look to find new ways to support what they do.

7x7SF

Best of Culture 2014

May 22, 2014

7x7 Magazine's annual Best of SF showcases all you could ever hope to eat, drink, see, buy, know, and do in the city. Here is the Best of Culture.

Entertainment Designer

Speakeasy - The Closest You'll Ever Come To Time Travel - Entertainment Designer

April 14, 2014

"On your left, there is a closet. Open the door and climb through the grandfather clock." This is just one of the ways that guests enter The Speakeasy in San Francisco, an immersive theater experience that takes visitors back to 1923 to drink, gamble, and

SF WEEKLY

Distillations: All the Bar's a Stage at The Speakeasy

April 2, 2014

I am thrilled to say that The Speakeasy, and its 1923 Prohibition-era club, makes a strong case for being the best bar in San Francisco. The fact that it doesn't exist only adds to the allure.

The Speakeasy is Everything I Love About San Francisco

March 3, 2014

Buy your ticket now. Like right now.

SFist Reviews: 'The Speakeasy'

February 14, 2014

As immersive, progressive performance experiences go, you aren't going to find much that isn't fun and cool about the Boxcar Theatre's latest, highly ambitious offsite project, The Speakeasy .

Boxcar builds a Prohibition club in 'Speakeasy'

February 12, 2014

The experience is rich with possibility, and period attire is encouraged so it may not immediately be clear if the blonde siren or handsome rake at the next table is an actor or a ticket-holder.

5 Immersive Dinner Theater Spectaculars Around The United States

February 4, 2014

Once arrived, you get the full speakeasy experience, including a deceptive storefront entrance, secret password requests, cabaret performances and casino games. Plus, of course, old-timey cocktails.

Password, Please: Speakeasies Become Sets, the Audience Gets Involved

January 8, 2014

Boxcar Theatre's The Speak easy , which begins previews this weekend, sounds like the most zeitgeisty show of the season, and not just because it's set in a series of totally hip time periods.

SF/Arts: Prohibition Lives in New Boxcar Production

January 1, 2014

"The Speakeasy" is Boxcar Theatre's most ambitious endeavor yet; it is an immersive, historically precise, site-specific experience that is unique.

The Speakeasy is Immersive Theatre

Our one-of-a-kind show has led to sold out performances for 5 weeks straight.

The curtain lifts the moment you step through our false-front business and enter our 1920's speakeasy, complete with illicit bar, crooked casino, and vaudeville cabaret. Enjoy killer cocktails, throw your chips down on a blackjack table, and soak it all in as the Prohibition Era unfolds around you.






"I was sitting on a fake antique couch, decked out in a suit and hat, as a group of moderately drunk women tried to figure out who around here was "real."
-SF Weekly

35+
actors

1,200+
page script

$370,000
worth of tickets sold in just 7 weeks

Our 2014 Production Sold Out 75 Consecutive Shows

The first production proved our concept and was a runaway hit.

More than 8,300 people crammed into a tiny venue to see our 2014 show. But in June of 2015, our landlord kicked us out so a law firm could move in. But we were tenacious and found our current, 9,000sqft location and began crafting our current production that's bigger, better, and more unbelievable—using everything we learned in our first go-round.



Our first location in the Tenderloin district.

In 2014: Profitable in Just 14 Weeks

We recovered our startup cost and gave a 56% return to investors.

In the two months before we were forced to close the show, we were profitable enough to earn a return for our investors. That was a great day: sitting around the kitchen table stuffing envelopes with letters and checks for each of our investors, thanking them for their confidence and returning 100% of their money with another 56% on top.


$200K
$160K
$120K
$80K
$40K
0
May Revenue: $166,504
Profitable After 14 Weeks
January
February
March
April
May
Monthly Revenue 2014

24 weeks Sold out	**14 weeks** Until profitability	**56%** Return to investors

Our 2016 Show is Three Times Bigger

We've poured $2 million into buildout of our new 9,000 sqft venue.

Two bars, a circular cabaret, a casino complete with craps, blackjack and roulette, and a one-way mirror in the chorus girls' dressing room are some of the highlights of the show. It's impossible to experience everything in one visit – or even two or three – and the plan is to so dazzle audiences that they will return again and again.




EXIT 3
EASTER EGG RM
BACK STAGE
GIRLS DRESSING
OFFICE
FOYER
SAM LEE LAUNDRY
CABARET
MAIN STAGE
FLAT STORE
SAL'S OFFICE
BAND
CASINO
MEN'S
WOMEN'S
BAR STAGE
BAR
CHILL BAR
SERVICE BAR
JOE'S CLOCK SHOP
EXIT 1
LEGEND
MEZZANINE ABOVE
The Speakeasy Concept Plan
0
8'
16'
32'

Hear From the Critics

Critics call us "The Next Big Thing" and San Francisco's hottest theatrical show.







"

Part of what makes The Speakeasy such a special event are the number of intricate layers revealed—about the storyline, the set, and your experience with both—as you go along. You're given passwords and strict instructions on staying mum over the course of the evening..."

- The Bold Italic

"

I spent a lot of time trying to find The Next Big Thing in theater. Boxcar Theatre's new production, The Speakeasy, is giving the S.F. theater scene some much-needed much ado...I am thrilled to say that The Speakeasy makes a strong case for being the best bar in San Francisco."

- SF Weekly

Hear From Our Fans

Our fans say it's an experience like no other and will come back for more.





"

The Speakeasy went above and beyond expectations, the actors were brilliant and the detail was impressive. No matter what, everyone will have a unique experience as the immersive play surrounds you and can shift and change. It's fun following the story line and comparing notes with your friends at the end."

- Hannah W.

"

The ambiance at The Speakeasy is incredible. You really feel like you've gone back in time. The full theatrical experience of the event is so hard to describe because every time you go, you'll have a different experience. I expect I'll be returning again and again. And I look forward to introducing all my friends to this amazing time warp."

- David A R.

Invest, and Join the Show



Dear investors and theatre fanatics,

We're crowdfunding because so many of our fans – audience members, performers, even our banker and insurance agent! – were so in love with the first production that they wanted to help the new version thrive. This is so much more than an investment that you only connect with once a month when they email you a PDF statement.

This is an investment you can touch, you can sip, you can immerse yourself in, you can talk about and share with others. Check out our investor benefits. They're intended to make you feel like big deal every time you come to visit us – and you are!

David Gluck

MEET THE FOUNDERS



David Gluck

Producer & General Manager

General Manager of "Chicago" in the West End; Managing Director of San Francisco's Magic Theatre; producer of numerous independent commercial theatre projects; Board President of Theatre Bay Area.



ing theatre
on its hea

Nick Olivero

Producer & Creative Director

Co-Founder and Artistic Director of Boxcar Theatre; produced, directed, and designed more than 60 productions for Boxcar; Managing Director of Imagination Players; co-founder of Handful Players.



Geoffrey Libby

Producer & Operations Director

Veteran theatre perfomer, designer, and scenic builder with more than 15 years experience; professional bar manager and bartender.

RAISED OVERALL $2,580,351 FROM 42+ INVESTORS

$1,020,000	**$1,000,000**	**$100,000**	**$460,351**
May 2015	March 2016	July 2016	August 2016
PRICED ROUND	LOAN	LOAN	PRICED ROUND



Randy Kirk

Retired from government, started my own business, invested in Reg A start-ups, author of published book.



Shawn Leonard Waller



Tyler J Kuhn

I like waffles.



Brett Zane-Ulman



Rick And Lisa Ellis



Madalynn Priester

MORE INVESTORS

DETAILS

When did “The Speakeasy” go live? ^

– COLLAPSE ALL

We had our first paid public performance on September 2. That was considered a “preview,” which is the theatre industry term for “soft opening.” Our official opening was on October 1. But we’re holding off most press until December 8. We want everything to be perfect when the show gets reviewed.

How are ticket sales? ^

Fantastic. The first five weeks were totally sold out. In fact, we had sold $225,000 worth of tickets before our first performance. As of today (October 15), we’ve sold about $370,000 worth of tickets, and we’re only been open for seven weeks. But there’s still room to grow sales. We’ve been performing 2-3 shows per week, but we can expand to four shows or even five as demand increases.

What are you still working on? ^

One of our major goals is to create the illusion that you have actually gone back in time and are standing in 1923. So the scenic illusion has to be perfect. That means no evidence of modern technology, or even modern building materials. All the fixtures have to be authentic, including lamps and other lighting, and plumbing items such as sinks and toilets. Light switches, door knobs, everything. We’re about 90% there, so we are working on getting the last 10%. Some things are really tricky, like the exit signs and smoke detectors that are required by modern building codes but have to be decorated so they look like something from an earlier time.

And also, the show is so vast that even though we rehearsed it for 13 weeks, and performed 15 previews, there are still lots of small moments that we are working to refine and perfect. The directors and choreographers are still tinkering. There are one or two costumes that aren’t quite right, as well as a handful of lighting and sound effects. We’re building this show to last for a long, long time, so we’re not going to compromise on even the smallest details.

Where did the idea for The Speakeasy come from? ^

Nick came up with this concept back in 2006. Originally it was just going to be a one-night-only fundraising event for Boxcar Theatre, which is the theater company he co-founded. But as we developed the concept, it just kept getting bigger and bigger until it turned into a full-scale production with multiple rooms and dozens of characters. It's turned into this incredible imaginative sandbox: almost every day we think of new ways to make the audience lose their minds. Not all of these ideas are going to fit into the current production, some are going to have to wait for future iterations in future Speakeasies around the globe.

Are there similar experiences available? ^

There are other immersive theatre projects. People will compare us to “Tony and Tina’s Wedding” or “Sleep No More,” but really this is just like comparing “Rent” and “Oklahoma.” They’re both musicals, but that shared genre is where the comparisons stop.

How are you different? ^

In "Sleep No More" you are a complete bystander, totally outside the world of the play. In "Tony 'n Tina's," you're a part of their world, but the evening is mostly improvised—so there's no consistency in the experience. At "The Speakeasy," you are part of the world, you come dressed in period costume just like the actors, but the evening is fully scripted. There are moments of improvisation, and anyone who is willing can get drawn into the action. There’s an argument for the fun that comes from an interactive, improvised show. But the consistency that comes from 1,300-plus pages of script is what is going to make the show sustainable for many years.
Over the lifetime of this production, there might be 15 or 20 actors playing a single role. We put a lot of effort into making sure that each one will come in knowing exactly who that character is, what the backstory is, and how every moment gets played. We want to keep the heart of it constant, so the show you see today will be the show you see in 10 years. Think of it as controlled chaos.

Who's your audience? ^

Because our show offers so many different ways to experience it, our demographic is huge. We've been attracting people from their 20s to their 80s, and they're coming for different reasons. For someone who's in their 70s or 80s, they might come to listen to the music their parents used to play. Maybe they're sitting in the cabaret watching the Vaudeville show all night long.

Then you have the twenty-five year olds, and they're running from room to room chasing a story, or maybe peeping through the two-way mirror in the dressing room because they want to see a hot chorus girl scene. Some people get drawn in by the Craps or Blackjack tables. Some people approach it as a nightclub experience. There's something for everyone.

What are some of the special ways for the audience to get involved? ^

There are levels on top of levels for the VIP experience. First of all, you have to come dressed appropriately, and if you don't have the wardrobe, we can take care of you. You will be able to go to our website, buy or rent a costume, and we'll deliver it to you at your home or office. A guy shows up dressed like a 1920s messenger boy, with a package wrapped in brown butcher paper and string, saying "Delivery here for Mr. Jones!" The experience begins days before you even come to the show.

Some of the costumes come with built-in characters, so you're guaranteed to be part of a scene. There's one for Sal's lawyer, and at a certain point, you'll get pulled into Sal's office, and he'll say to you, "You bring the contracts?" And you've got them, they're already tucked into the breast pocket of your suit. And then a whole scene plays out while you and Sal talk about the contracts. There's one where you get to be the mayor of San Francisco, Sunny Jim. You drink for free all night and everyone is excited to meet you. There are ten of these costumed characters every night.

We're also going to get our hands on some classic cars, Model A's or Model T's. In the upper-tier VIP packages, you get picked up in a Model A and driven to a fantastic meal in North Beach before the show.

And of course there's a VIP menu once you get to the show. Caviar, vintage wines. We're even going to try to get our hands on a bottle from 1923.

Tell us more about the one-on-one moments. ^

We call them our "Easter Eggs." There are thirty-five of them, one for each character in the show. An actor will single out an audience member and invite them into a hidden chamber for a private moment. That's all we're willing to reveal right now.

How did you finance the new production? ^

All in all, we've raised about $3 million. About $1 million came from our Series A offering, a private placement. Thirty-eight investors put in an average of about $25,000 each. Earlier this year, we did a Series B equity crowdfunding offering on Wefunder that raised $450,000 from around eighty people. On the debt side, we secured a $1 million loan from California Bank of Commerce, a really incredible group of people who just got excited about what we are doing. I don't think there's another bank on the planet that would make that kind of loan for a theatre project. The rest we pulled together: $50,000 from the City of San Francisco to compensate us for our eviction, a $50,000 line of credit from Wells Fargo, $90,000 in equipment financing, a $100,000 loan from one of the Managing Members, and a $225,000 tenant improvement allowance from our landlord. Boxcar also contributed some of its retained earnings.

We are looking to raise another $500,000 to $700,000. In addition to this revenue share debt offering on Wefunder, we have also opened another private placement equity offering. We are calling it Series C and it is only open to accredited investors with a $25,000 minimum investment, and is being offered directly by the company.

If the show is already open, why are you still raising money? ^

Primarily to support the continued development of the show. Even though we are performing every weekend, and audiences are loving it, the show on stage now represents only 85-90% of Nick's full artistic vision. We still have directors, designers, and choreographers on staff, tinkering with moments and making improvements. We are still perfecting the scenic illusion. And working to smooth all the operational elements, including ticket purchase, check-in, food and beverage service, and costume rental. It is absolutely going to be worth it: that last ten percent is the “wow” factor, the thing that elevates the experience from something you politely describe to friends, to something that makes you grab your friend by the lapels and say, “I saw this incredible show last night! I'm taking you there next weekend!”

The funds currently being raised will also help shore up our balance sheet, by providing working capital and an operating reserve, reducing accounts payable, and replacing short term debt.

How many people saw the first show in 2014? ^

We opened in January and closed in June of 2014. The theatre was tiny, only 117 people per night. More than 8,300 people packed in, representing more than 98% of our total capacity the entire time. Most of the time we were sold out up to 10 weeks in advance.

How did you finance the first show? ^

Theater is always hard to finance, and you've got to be creative if you're going to finance a really large-scale show. We used both a nonprofit entity, Boxcar Theatre, and an LLC, working together, so that we would have access to all means of capital. The nonprofit gave us access to grants and contributions. The LLC allowed us to invite investors into the project. A nonprofit can never pay out profits, but the LLC allows us to do that.

The project budget was $250k. Our goal was to raise $200k on the equity side, and the other $50k from grants and contributions. We fell short on the equity side, but bootstrapped the project into existence anyway, basically by managing cash flow to within an inch of its life. One of our investors told us, "You guys know how to make money scream!"

What were the original ticket prices? ^

The target ticket price was $65. We were initially a little bit uncertain about that $65 price, so we made discount codes widely available during the advance sales period. But as soon as the show opened, we saw that it was taking off, and turned off the discounts. Then we started moving the ticket prices up. Every time a new batch of tickets went on sale, we raised prices. They went all the way to $100, and we didn't see any price resistance. For the new show, the target price is $100, and we expect that it will move up from there.

How did you publicize the show? ^

We spent zero dollars on marketing. We had marketing plans, and a marketing budget, but word of mouth took over. Our publicist did a great job of getting free media coverage beyond that: we were featured in a lot of online and print and broadcast outlet.

Do you see the audience for this show growing over time? ^

Absolutely. This thing is built for repeat business. The scenes are happening in six different rooms simultaneously, and then there are the one-on-one experiences tucked into hidden corners, and all kinds of other surprises. We even pull a small group of ladies into the women's bathroom at one point to do a private scene for them there. So there's no way to see everything in one or two visits, it's physically impossible. It would take six or seven trips back to get the sense that you've finally seen it all—and even then, you haven't.

This is the kind of thing that locals are going to want to share with their out-of-town guests. Your friends come to visit, and you say, "Oh my god, we have this thing here called 'The Speakeasy', you have to go, and I haven't been for a year myself so I'll come with you!"

In the long run we see our audience as 50% local, 50% tourist. We'll be doing a lot of outreach to the tourist market, through traditional outlets like the concierges and the CVB, and also through social media. We already have a great relationship with AirBNB; people keep showing up at our Club 1923 events saying that AirBNB put us on their itinerary.

How quickly did you achieve profitability? ^

The first production (in 2014) was profitable from the day it opened. It took us fourteen weeks to recover our start-up costs, and from that point on we were earning returns for our investors. It was only ten more weeks until we got kicked out of the building, but in that ten weeks, we were profitable enough to provide a 56% return to our investors. David still says that a highlight of the whole thing for him was the day he sat at his kitchen table, stuffing envelopes with checks and letters for the investors, thanking them for their confidence and returning 100% of their money, plus 56% percent more on top.

How many previous investors are investing in this company? ^

There were only fourteen investors for the first show, and eleven out of the fourteen have invested in the new one. In almost every case, if they invested one unit in the first show, they've invested one unit in the new show. But the unit prices have increased dramatically. The first time around, units were $4,000 each. This time, Series A units are $30,000 units each. Almost every one of those $4,000 investors became a $30,000 investor. That was an incredible lesson in how important it is to take care of your investors.

What are some of the perks you give to investors?

This investment is fundamentally different from almost any other investment you can make. This is an investment you can touch, you can drink, and it's a party. It's your party, in fact. And we treat you that way. The perks are all about enhancing your sense of exclusivity. You get access to tickets that no one else can get. You get upgrades and freebies. Flash your membership card at the bar, and they treat you like an owner. You're going to see us there. We get to know all the investors, they become part of the extended Speakeasy family. Last year we took a theatre trip to London, and a couple of the investors came along. The year before, we brought a handful of investors to New York, took in a couple of Broadway shows and partied like rock stars in a Times Square hotel penthouse.

Can you tell us about the venue for the new production?

It was built in 1984 as a single-screen, Chinese-language cinema but the last movie was shown there 12 years ago. When we first walked in, the whole place was intact -- popcorn machine on the concessions stand, projectors in the projector booth, and the last movie shown was still in the projector! It was like you could have flipped a switch and shown a movie that night. But what we saw were the bones for a fantastic theatrical venue. Two years later, after more than $2 million invested in renovations, you'd never recognize it as former movie theater.

The biggest piece of luck in this whole process was stumbling into this building and the building owners. Chris Wight and Jeff Lee are unbelievably creative, generous and experienced. They've been in the real estate game for something like thirty years each, and have done a lot of formula retail, strip malls in Stockton and that sort of thing. They were ready for something more creative. They attached themselves to us and our vision and said, "Yes, we want this in our building. What can we do to make it happen?"

The location is incredible. We're on Broadway, steps from the intersection of Columbus, on the border between San Francisco's Chinatown and North Beach neighborhoods. Columbus and Broadway has been the crossroads of history, culture, and entertainment in San Francisco for more than 100 years. This is where the Beat movement started. It was a hot-bed of filmmaking in the 1970s and 80s. Francis Ford Coppola's building is here. Back in the 1800s, this area was known as the Barbary Coast. We're around the corner from Beach Blanket Babylon, an only-in-San-Francisco theatrical phenomenon that has been running for more than 40 years. We hope to follow in their illustrious footsteps.

The anchor tenant in our building is called China Live, and it's going to be an incredibly designed Asian food-and-shopping experience. It's modeled on Eataly in New York. They're taking up three floors of the building. On the first floor you can get small plates of the best Asian street food from Shanghai to Hong Kong to Singapore. There's also a retail shop where you can buy Asian foodstuffs and cooking equipment. On the second floor, they're going to have two different cocktail lounges and a private-dining restaurant that only has eight exclusive tables. The third floor is going to have a banquet hall for special events. China Live is going to be a huge tourist draw itself, and we've been talking with them about all the different ways we can partner.

What does the space look like now?

It's full of false fronts, secret entrances and hidden passageways. We have been working our butts off to make sure that every detail is authentic to the 1920s, such as high-tank toilets and mother-of-pearl push button light switches. The lighting! Oh my god, the amount of effort put into sourcing period lighting fixtures was just insane. And everything has to pass San Francisco building code. You wouldn't believe how difficult it is to build an illegal 1920s speakeasy that passes 2016 codes. Anything that we can't make look right, we have to find a way to hide, like smoke detectors and exit signs.

What's the marketing plan?

We do marketing differently. When you're a speakeasy, you can't put ads on the sides of buses. Our brand values are authenticity, secrecy, misdirection, indulgence, and exclusivity. We believe that there are enough people in San Francisco, and around the world, who respond to these brand values to keep us going for many years. But we have to stay true to these values in our marketing as well as in our product. So we do a lot of pop-up promotional events, things that you would only hear about when you're "in the know". We encourage "analog social marketing" by giving our guests tokens they can pass along, giving friends the keys to our secret world. Our digital presence is going to be full of its own easter eggs and hidden pages. Real world objects will be the keys to unlocking online puzzles, that sort of thing.

There's a conventional component, too. We work with a traditional theatre publicist to make sure that all the right media sources are writing about us. This is especially important for the tourist market. We need to be seen in airline magazines, travel magazines, and the travel sections of all the major regional newspapers. And we need strong profiles on TripAdvisor and similar sites.

Once this production opens, what are your plans? What's the grand vision? ^

We've got a ten-year lease with multiple options, so we've got our San Francisco venue locked down for 25 years.

But, we also want to scale up massively. We see Speakeasies in Chicago, New York, Toronto and London, maybe even places like Austin and Detroit, where tech startups are starting to concentrate. But we also want to extend the Speakeasy concept into retail and restaurants. If this show is a $3 million project, we could see Chicago being a $75 million, or even $100 million venture to build this crazy complex of barber shops, vintage clothing shops, hat shops, old-style diners, and vintage bars, all with secret entrances that lead into a massive immersive theatre environment, with underground escape tunnels that let you emerge blocks away. After that, we want our own Speakeasy cruise ship.

What am I buying as an investor in a "revenue share loan"? ^

Each year, we set aside 2% of gross revenue to pay back the investors in this revenue share loan. Gross revenue includes the production company's (Sam Lee Laundry LLC) share of ticket sales, food and beverage sales, event rentals, merchandise sales, and costume rentals. Boxcar Theatre also gets a share of these revenues, as described in the "Theatrical Production Agreement" which is available to review on our Wefunder profile page. The 2% share is distributed pro-rata to all the investors in the loan. This continues each year until investors have been repaid twice the amount of their original investment. At that point, the loan is considered fully repaid, and you are no longer an investor in the company.

Being a debt-holder has some advantages over being an equity-holder. Your return on investment (and return of investment) comes from gross revenues, rather than net profits. You also have priority over equity-holders in the event of a bankruptcy (although this revenue share loan is subordinate to the $1,000,000 California Bank of Commerce loan and certain other debts). In the event that the business is wildly successful, and you get repaid your 2x investment sooner than expected, your annual ROI will increase dramatically.

Please note that the company's only activity is to produce the San Francisco production of The Speakeasy. It will not produce the play in any other cities and it does not own the underlying intellectual property. Repayment of your loan will only be made from revenue associated with the San Francisco production.

A separate company will be formed for each new production in other cities. This is typical in commercial theater, and we're following the same practice, because we're going to need liquid cash each time. Instead of diluting the original company every time, we'll just form a new company to raise additional capital. This also gives us an opportunity to reach out to local investors in each new city, and develop our community of local supporters and fans. When the time comes, if you would like to make an additional investment in the continued growth of The Speakeasy, we'd be honored to have you along for the ride.

RISKS SPECIFIC TO THE SPEAKEASY

1. Theatrical production is a high-risk industry and ticket sales are very difficult to predict.

The majority of Broadway and off-Broadway commercial theatre productions fail to recoup their production costs. Of the ones that do, many do not realize significant profits. Commercial theatre projects outside of New York are comparably risky. There is no assurance that the Play will be an economic success, even if the Play receives critical acclaim. The success of any previous production of the Play in no way predicts that any subsequent production of the Play will experience similar success. Many factors beyond artistic merit contribute to the success or failure of a theatrical enterprise, including venue location and size, ticket prices, media response, external market factors and marketing activities. The availability of a certain number of tickets for the Play does not mean that the majority of those tickets will be sold. In order to maintain interest in the Play, tickets may be sold below prevailing market prices, which may reduce the profitability of the Company.

2. Classification of performers as independent contractors may be disallowed by the California Employment Development Department (the "EDD").

In the San Francisco Bay Area, some theatre companies operate under the auspices of one or more contracts with Actors Equity Association, the labor union representing professional actors. Many theatre companies do not operate under such union contracts. It is common practice in this region for non-union theatre companies to classify performers as independent contractors rather than payroll employees. We intend to follow this common industry practice by paying non-unionized performers on an independent contractor basis. We are aware that in recent years, several theatres in the Bay Area have been subject to audit by the California Employment Development Department (EDD), and that some such audits have resulted in letters of determination, fines and penalties related to this practice. In the event that we receive an audit by EDD, we may be required to reclassify non-unionized performers as employees, and this change (as well as possible fines or penalties) could result in a substantial increase in operating costs that could reduce the profitability of the Company.

3. Our debtholders do not elect the Managing Members and will not have the ability to influence management decisions.

Unlike the holders of common stock in a corporation, our debtholders will have no voting rights on matters affecting our business, and therefore investors will not have the ability to influence decisions regarding our business. Furthermore, if our debtholders are dissatisfied with the performance of our Managing Members, they will have no ability to remove or replace our Managing Members.

4. Managing Members may decide to close the Play at any time.

The Managing Members have the sole and unconditional right to close the Play and cease operation of Sam Lee Laundry, at any time and for any reason, either before or after the commencement of performances. A decision to close the Play prior to full repayment of loan that is the subject of this investment could result in reduced returns for investors, or investors losing some or all of their investment.

5. Our investment in venue development will not be recoverable.

A portion of the proceeds raised from this offering may be expended on leasehold improvements and capital equipment that shall immediately become the property of Boxcar Theatre, our producing partner and the leaseholder of the Theater. In the event that we cease operations prior to the full repayment of the loan that is the subject of this investment, debtholders shall not be entitled to liquidate such assets for the purpose of recovering their investments in our company, or for any other purpose.

6. There is unlikely to be any secondary market for these securities, nor the possibility of capital appreciation.

No market presently exists for resale of these debt securities and it is unlikely that one will develop. Holders of these debt securities may not assign them to another party without the consent of the Managing Members. This offering does not provide a mechanism for revaluation of Sam Lee Laundry, nor for capital appreciation of these debt securities. It is unlikely that the sale, assignment, acquisition or other disposition of these debt securities will result in appreciation of any debtholder's investment. We do not intend to have these debt securities quoted on any OTC Markets platform or listed on any exchange, now or at any point in the future.

7. These debt securities are unsecured and will be junior to all currently existing borrowing.

Sam Lee Laundry is not pledging any assets as security for the loan that is the subject of this investment, nor is any person or entity providing a guarantee. In addition, Sam Lee Laundry is a co-borrower with Boxcar Theatre on a non-revolving commercial line of credit with California Bank of Commerce (CBC) in the amount of $1,000,000. This CBC loan is secured by the assets of both companies and is personally guaranteed by the managing members. Furthermore, the Company has borrowed $100,000 from one of the managing members, and may in the future borrow additional funds from managing members, or investor members (collectively, "Personal Loans"). In the event of bankruptcy or business failure, the CBC loan shall be senior to all other indebtedness; Personal Loans shall have second priority; and the debt securities that are the subject of this investment shall be third priority. If company assets are insufficient to resolve the CBC loan and all Personal Loans, investors in the debt securities that are the subject of this investment may receive no portion of the proceeds from the liquidation of company assets. In the event that the Company defaults on these debt securities, the debtholders may have no recourse beyond the assets of the Company.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

The Speakeasy is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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